Exhibit 10.44

AMENDMENT NO. 2
TO
EMPLOYMENT AGREEMENT

The Employment Agreement made and entered into effective October 9, 2006, by and between Perrigo Company, a Michigan corporation (the “Company”) and Joseph C. Papa (the “Executive”) and amended by Amendment No. 1 dated November 12, 2015 (the “Agreement”) is further amended by this Amendment No. 2 effective as of October 22, 2015.
WHEREAS, the Company and the Executive desire to amend the Agreement in order to modify the Executive’s title to more accurately reflect his responsibilities and recent organizational changes;;
NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Executive and the Company agree as follows:
1.    Paragraph 1(a) of the Agreement (“Duties and Scope of Employment”) is amended by restating paragraph 1(a) as follows:
Subject to the terms of this Agreement, the Company agrees to employ the Executive as its Chief Executive Officer during the Employment Term (as defined in Section 2 below, and the Executive agrees to remain in the employ of the Company during the Employment Term.
2.    Except as expressly provided herein, the Agreement shall remain unaltered and of full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment to the Employment Agreement has been duly executed by the parties as of the date written above.

EXECUTIVE	PERRIGO COMPANY
By: /s/ Joseph C. Papa	By: /s/ Ellen R. Hoffing
Joseph C. Papa	Name: Ellen R. Hoffing
Remuneration Committee Chair